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                                                           EXHIBIT 23.1


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 1995, included in Weatherford International Incorporated's Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this Registration Statement.

/s/ Arthur Andersen

Houston, Texas
August 28, 1995